Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Key Tronic Corporation, of our report dated October 15, 2024, relating to the consolidated financial statements of Key Tronic Corporation (the “Company”) which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement of previously issued financial statements, appearing in the Annual Report on Form 10-K of the Company for the year ended June 29, 2024, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Seattle, Washington
December 2, 2024